UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2020

VICI Properties Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue, 20th Floor

New York, New York 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	VICI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

Senior Notes Offering

On January 21, 2020, VICI Properties L.P. (the “Issuer”) and VICI Note Co. Inc. (together with the Issuer, the “Issuers”), consolidated subsidiaries of VICI Properties Inc. (the “Company”), commenced an offering pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of $2.5 billion in aggregate principal amount of senior notes due 2025, 2027 and 2030 (the “Offering”).

In connection with the Offering, the Issuers disclosed certain information to prospective investors in a preliminary offering memorandum dated January 21, 2020 (the “Preliminary Offering Memorandum”). The Preliminary Offering Memorandum disclosed certain information that supplements or updates certain prior disclosures of the Company. Pursuant to Regulation FD, the Company is furnishing herewith such information, in the general form presented in the Preliminary Offering Memorandum, as Exhibit 99.1 to this Form 8-K.

Redemption of 8.0% Second Priority Senior Secured Notes Due 2023

As discussed in the Preliminary Offering Memorandum, the Issuers intend to use a portion of the net proceeds from the Offering to redeem in full the 8.0% second priority senior secured notes due 2023 issued by VICI Properties 1 LLC, a subsidiary of the Issuer (“VICI Propco”), and VICI FC Inc. in October 2017, of which approximately $498.5 million aggregate principal amount remains outstanding (the “Propco Notes”). The Company expects to redeem the Propco Notes on February 20, 2020 at the redemption price determined pursuant to the terms of the Propco Notes, plus accrued interest to the redemption date. The redemption is conditioned on the closing of the Offering and certain other customary conditions.

Expected Repricing of Propco Term Loan B Facility

As discussed in the Preliminary Offering Memorandum, VICI Propco intends to enter into an amendment (the “Amendment”) to its Amended and Restated Credit Agreement, dated as of May 15, 2019, among VICI Propco, the lenders from time to time party thereto and Goldman Sachs Bank USA, as administrative agent. Among other things, the Amendment is expected to reduce the interest rate spread on Propco’s seven-year senior secured first lien term loan B facility, which is currently LIBOR plus 2.00%, by up to 0.25%.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibit attached hereto contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Important factors that may affect the Company’s business, results of operations and financial position are detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Excerpts from preliminary offering memorandum of VICI Properties L.P. and VICI Note Co. Inc., dated January 21, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.

Date: January 21, 2020	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary